LifeVantage Announces Financial Results for the
Second Quarter of Fiscal 2026
Announces New $60 Million Share Repurchase Authorization

Salt Lake City, UT, February 4, 2026, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its second fiscal quarter ended December 31, 2025.
Second Quarter Fiscal 2026 Summary*:
•Revenue was $48.9 million, a decrease of 27.8% from the prior year period. Revenue was up 2.9% sequentially from the first quarter.
•Revenue in the Americas decreased 32.6%, and revenue in Asia/Pacific & Europe decreased 2.1%.
•Net income per diluted share was $0.02, versus $0.19 per diluted share a year ago;
•Adjusted earnings per diluted share was $0.15, compared to $0.22 a year ago; and
•Adjusted EBITDA was $3.9 million compared to $6.5 million a year ago.
* All comparisons are on a year over year basis and compare the second quarter of fiscal 2026 to the second quarter of fiscal 2025, unless otherwise noted.
"The second quarter reflected challenging competitive dynamics in the weight loss market as we cycled the launch of our MindBody GLP-1 System™ in October 2024," said Steve Fife, President and CEO of LifeVantage. “We acknowledge that our performance during the quarter did not meet your expectations or ours and we are redoubling our efforts to stabilize our GLP-1 business and make the other changes necessary to return to revenue growth. While the growth trajectory of MindBody may have changed, we remain committed to this proven, scientifically validated natural weight loss solution."
"We continue to be very well positioned across the broader health and wellness ecosystem and are particularly excited about the momentum we are seeing in LoveBiome®, including several new products launching over the next couple quarters that will expand the portfolio into adjacent, high-growth categories. This summer and beyond, LifeVantage also plans to expand into new international markets, another key element of our overall growth strategy. With a strong balance and proven track record of returning capital to shareholders, we remain steadfast in our commitment to driving long-term shareholder value."
Second Quarter Fiscal 2026 Results
For the second quarter ended December 31, 2025, the Company reported revenue of $48.9 million, a 27.8% decrease over the second quarter of fiscal 2025. Excluding the impact of foreign currency fluctuations, second quarter revenue decreased 28.1%. Revenue in the Americas region for the second quarter of fiscal 2026 decreased 32.6%. The decrease in revenue was primarily driven by declines in sales of the Company's MindBody GLP-1 System as we cycled the launch of the product in October 2024, partially offset by sales of the LoveBiome product line, which the Company acquired in October 2025. Revenue in the Asia/Pacific & Europe region decreased 2.1%; on a constant currency basis, revenue in the Asia/Pacific & Europe region decreased 3.7%.
Gross profit for the second quarter of fiscal 2026 was $36.2 million, or 74.0% of revenue, compared to $54.6 million, or 80.5% of revenue, for the same period in fiscal 2025. The decrease in gross profit as a percentage of revenue was primarily due to an allowance for inventory obsolescence of $2.4 million related to the MindBody GLP-1 System™, along with increases in shipping and warehouse related expenses. Adjusted for the allowance for inventory obsolescence, non-GAAP gross profit was $38.6 million, or 78.8% of revenue.
Commissions and incentives expense for the second quarter of fiscal 2026 was $19.9 million, or 40.7% of revenue, compared to $32.5 million, or 48.0% of revenue, for the same period in fiscal 2025. The decrease in commissions and incentives expenses as a percentage of revenue compared to the prior year periods is primarily due to the timing and magnitude of promotional and incentive programs and changes to the mix of customers and independent consultants in our overall Active Accounts.
Selling, general and administrative (SG&A) expense for the second quarter of fiscal 2026 was $15.8 million, or 32.3% of revenue, compared to $18.6 million, or 27.5% of revenue, for the same period in fiscal 2025. The increase in SG&A expenses as a percentage of revenue was primarily due to the overall decrease in sales volume.
Operating income for the second quarter of fiscal 2026 was $0.5 million compared to $3.4 million for the second quarter of fiscal 2025. Adjusted non-GAAP operating income for the second quarter of fiscal 2026 was $2.6 million compared to adjusted non-GAAP operating income of $3.9 million for the second quarter of fiscal 2025.
Net income for the second quarter of fiscal 2026 was $0.3 million, or $0.02 per diluted share, compared to $2.6 million, or $0.19 per diluted share for the second quarter of fiscal 2025. Adjusted non-GAAP net income for the second quarter of fiscal 2026 was $1.9 million, or $0.15 per diluted share, compared to adjusted non-GAAP income of $3.0 million, or $0.22 per diluted share, for the second quarter of fiscal 2025.
Adjusted EBITDA was $3.9 million for the second quarter of fiscal 2026, versus $6.5 million for the comparable period in fiscal 2025.
Balance Sheet & Liquidity
The Company generated $0.5 million of cash from operations during the first six months of fiscal 2026 compared to $8.6 million in the same period in fiscal 2025. The Company's cash and cash equivalents at December 31, 2025 were $10.2 million, compared to $20.2 million at June 30, 2025, and there was no debt outstanding.
Share Repurchase
During the first six months of fiscal 2026, the Company repurchased 44,000 of its common shares for an aggregate price of approximately $0.6 million. In January 2026, the Company’s Board of Directors also approved a new $60 million share repurchase program. The new program, which replaces the Company’s previous share repurchase program in its entirety, authorizes the Company to repurchase shares in both open market and private transactions through December 31, 2027 under the terms of the program.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.045 per common share. The dividend will be paid on March 16, 2026 to all stockholders of record at the close of business on March 2, 2026.
Fiscal Year 2026 Guidance
The Company anticipates fiscal 2026revenue in the range of $185 million to $200 million, adjusted EBITDA of $15 million to $19 million, and adjusted earnings per share in the range of $0.60 to $0.80. The Company expects a full year tax rate of approximately 22% to 24%. This guidance reflects the current trends in the business and the Company's strategic initiatives, including international expansion and new product launches. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2026.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. or international callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, February 18, 2026, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13757766, or (412) 317-6671 from international locations, and entering confirmation code 13757766.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://lifevantage.gcs-web.com/events-and-presentations. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics—the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs for health. The line of scientifically validated activators includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the newest MindBody GLP-1 System™, the comprehensive gut activator P84, the Activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System®, as well as AXIO® nootropic energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, expected financial performance, including revenue margins, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	December 31, 2025	June 30, 2025
ASSETS
Current assets
Cash and cash equivalents	$10,181	$20,201
Accounts receivable	2,256	3,294
Income tax receivable	2,726	635
Inventory, net	18,978	20,669
Prepaid expenses and other	4,416	6,095
Total current assets	38,557	50,894

Property and equipment, net	6,426	6,207
Right-of-use assets	7,274	8,041
Intangible assets, net	3,316	245
Goodwill	472	—
Deferred income tax asset	4,514	5,970
Other long-term assets	610	601
TOTAL ASSETS	$61,169	$71,958

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,891	$4,600
Commissions payable	5,519	7,237
Lease liabilities	1,891	1,867
Other accrued expenses	6,712	13,513
Total current liabilities	19,013	27,217

Long-term lease liabilities	8,800	9,811
Other long-term liabilities	369	289
Total liabilities	28,182	37,317
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,787 and 12,429 issued and outstanding as of December 31, 2025 and June 30, 2025, respectively	1	1
Additional paid-in capital	138,041	139,962
Accumulated deficit	(103,441)	(104,147)
Accumulated other comprehensive loss	(1,614)	(1,175)
Total stockholders’ equity	32,987	34,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,169	$71,958

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Revenue, net	$48,931	$67,762	$96,493	$114,976
Cost of sales	12,722	13,195	22,467	22,686
Gross profit	36,209	54,567	74,026	92,290

Operating expenses:
Commissions and incentives	19,895	32,525	40,590	52,830
Selling, general and administrative	15,827	18,614	30,680	33,462
Total operating expenses	35,722	51,139	71,270	86,292
Operating income	487	3,428	2,756	5,998

Other income (expense):
Interest income, net	20	130	107	189
Other expense, net	(34)	(469)	(148)	(520)
Total other income (expense)	(14)	(339)	(41)	(331)
Income before income taxes	473	3,089	2,715	5,667
Income tax expense	(197)	(539)	(284)	(1,291)
Net income	$276	$2,550	$2,431	$4,376
Net income per share:
Basic	$0.02	$0.21	$0.19	$0.36
Diluted	$0.02	$0.19	$0.19	$0.34
Weighted-average shares outstanding:
Basic	12,643	12,211	12,520	12,166
Diluted	12,745	13,177	12,849	12,903

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended December 31,				Six Months Ended December 31,
(In thousands)	2025		2024		2025		2024
Americas	$38,541	79%	$57,154	84%	$75,739	78%	$94,046	82%
Asia/Pacific & Europe	10,390	21%	10,608	16%	20,754	22%	20,930	18%
Total	$48,931	100%	$67,762	100%	$96,493	100%	$114,976	100%

Active Accounts
(Unaudited)

	As of December 31,
	2025		2024		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	32,000	68.1%	35,000	67.3%	(3,000)	(8.6)%
Asia/Pacific & Europe	15,000	31.9%	17,000	32.7%	(2,000)	(11.8)%
Total Active Independent Consultants	47,000	100.0%	52,000	100.0%	(5,000)	(9.6)%

Active Customers (2)
Americas	54,000	79.4%	80,000	85.1%	(26,000)	(32.5)%
Asia/Pacific & Europe	14,000	20.6%	14,000	14.9%	—	—%
Total Active Customers	68,000	100.0%	94,000	100.0%	(26,000)	(27.7)%

Active Accounts (3)
Americas	86,000	74.8%	115,000	78.8%	(29,000)	(25.2)%
Asia/Pacific & Europe	29,000	25.2%	31,000	21.2%	(2,000)	(6.5)%
Total Active Accounts	115,000	100.0%	146,000	100.0%	(31,000)	(21.2)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2025	2024	2025	2024
GAAP Net income	$276	$2,550	$2,431	$4,376
Interest income, net	(20)	(130)	(107)	(189)
Provision for income taxes	197	539	284	1,291
Depreciation and amortization	752	806	1,362	1,603
Non-GAAP EBITDA:	1,205	3,765	3,970	7,081
Adjustments:
Stock compensation expense	553	1,722	1,379	2,639
Other expense, net	34	469	148	520
Other adjustments(1)	2,088	518	2,305	662
Total adjustments	2,675	2,709	3,832	3,821
Non-GAAP Adjusted EBITDA	$3,880	$6,474	$7,802	$10,902

(1) Other adjustments breakout:
Key management severance expenses	—	150	—	188
Executive team recruiting and transition expenses	—	368	—	474
MindBody GLP-1 System™ allowance for inventory obsolescence	2,368	—	2,368	—
LoveBiome acquisition costs	34	—	201	—
Change in fair market value of earnout	(300)	—	(300)	—
Other nonrecurring expenses, net	(14)	—	36	—
Total adjustments	$2,088	$518	$2,305	$662

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2025	2024	2025	2024
GAAP Net income	$276	$2,550	$2,431	$4,376
Adjustments:
Key management severance expenses	—	150	—	188
Executive team recruiting and transition expenses	—	368	—	474
MindBody GLP-1 System™ allowance for inventory obsolescence	2,368	—	2,368	—
LoveBiome acquisition costs	34	—	201	—
Change in fair market value of earnout	(300)	—	(300)	—
Other nonrecurring expenses, net	(14)	—	36	—
Tax impact of adjustments(1)	(476)	(116)	(530)	(153)
Total adjustments, net of tax	1,612	402	1,775	509
Non-GAAP Net income:	$1,888	$2,952	$4,206	$4,885

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Diluted earnings per share, as reported	$0.02	$0.19	$0.19	$0.34
Total adjustments, net of tax	0.13	0.03	0.14	0.04
Non-GAAP adjusted diluted earnings per share	$0.15	$0.22	$0.33	$0.38

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2026 and 2025, respectively.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2025	2024	2025	2024
Revenue, net	$48,931	$67,762	$96,493	$114,976
Cost of sales	12,722	13,195	22,467	22,686
GAAP Gross profit	36,209	54,567	74,026	92,290
GAAP Gross profit percentage	74.0%	80.5%	76.7%	80.3%

Adjustments:
MindBody GLP-1 System™ allowance for inventory obsolescence	2,368	—	2,368	—
Non-GAAP Gross profit	$38,577	$54,567	$76,394	$92,290
Non-GAAP Gross profit percentage	78.8%	80.5%	79.2%	80.3%